REDACTED AS FILED
Exhibit 10.21

NOTE: [*]* signifies redacted portions for which confidential treatment is requested.

SPARE PARTS SALES AND AUTHORIZATION AGREEMENT

This Spare Parts Sales and Authorization Agreement (the “Agreement”) is made and entered into this 8 day of July, 2008 by and between Philips Consumer Lifestyle, a division of Philips Electronics North America Corporation, a Delaware corporation (“Philips”), with offices at 1600 Summer Street, Stamford CT 06905 and Vance Baldwin, Inc., a Florida corporation (“Vance Baldwin”) and a wholly owned subsidiary of Encompass Group Affiliates, Inc., with offices at 7060 State Road 84, #12, Ft. Lauderdale, FL 33317. The Effective Date of this Agreement shall be the date on which the second Party to sign this Agreement executes the Agreement.

WHEREAS, Vance Baldwin sells certain products and materials to authorized service providers, distributors and major retailers with service departments for service of consumer electronic products;

WHEREAS, Philips desires that Vance Baldwin purchase certain products and/or materials for resale by Vance Baldwin to authorized service providers, distributors and major retailers with service departments (collectively referred to as “Buyers”) for service of Philips televisions. Such products and/or materials are replacement parts for finished products sold by Philips;

WHEREAS, Vance Baldwin desires to purchase the Parts (as defined below) hereunder for resale to Buyers for service of Philips televisions; and

WHEREAS, Philips desires to authorize Vance Baldwin as their single primary authorized OEM distributor for digital electronics television spare parts for Philips products in North America generally applicable up to design year ending in 2008. Philips makes no representation that it will sell or make available parts for any design year after 2008;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Vance Baldwin and Philips (together, “the Parties”) agree as follows:

1. SCOPE

This Agreement shall govern the sale of all products and/or materials as more particular set forth on Appendix 1 attached hereto (“Parts”) and incorporated herein by reference which Parts shall be provided by Philips to Vance Baldwin under this Agreement, and is intended to authorize Vance Baldwin to act as their single primary authorized OEM distributor of these digital electronics spare parts for Philips products in North America. It is understood that the Parts are provided to Vance Baldwin by Philips for the purpose of resale by Vance Baldwin to Buyers.

2. PARTS, PURCHASE PRICE AND PAYMENT

2.1 Parts: Vance Baldwin agrees to purchase and Philips agrees to sell the Parts under this Agreement, the initial on hand inventory of Parts on the Effective Date as set forth in Appendix 1, and as appropriate on an ongoing basis thereafter. The total amount of the initial bulk purchase of on hand inventory of Parts will be based on actual on hand balances as specified on shipment invoice, on the Effective Date. All shipments will be FOB destination.

Initial Philips___ET___ Initial Vance Baldwin___RC___

2.2 Price: The Purchase Price per unit is as indicated in Appendix 1 under the column heading of Revaluated Standard Cost, exclusive of applicable sales tax. Accordingly, Vance Baldwin:

a)
shall buy Parts [at the applicable Purchase Price] listed in Appendix 1 which is compiled from current stock as of the Effective Date in Mechanicsburg as attached in Appendix 1.1 and available stock in Ozark as attached in Appendix 1.2.

b)	shall purchase any inventory received after initial transfer through separate purchase orders, new part receipts of Parts in transit on the Effective date, i.e. from suppliers and Buyers.

c)	shall buy all available Philips panel crates at agreed price as listed in Appendix 2

d)
shall buy all current available Philips broken Flat panel products with broken or defective panels that are complete units, and in good condition other than the broken or defective panels at agreed price as listed in Appendix 3.

shall receive ownership of all available inventories of Philips defective Parts at PTS Electronics Inc. as listed in Appendix 4 at price of $[*]*.

2.3 Payment: Purchase of current inventory and supplies

Vance Baldwin will wire [*]*% of the aggregate Purchase Price determined as of each shipment invoice value presented by Philips to Philips’ bank account at Bank of America [*]* days before each shipment starts. Bank details will be separately provided.

Vance Baldwin will receive and reconcile shipment and wire final remaining balance of the aggregate Purchase Price to Philips bank account at Bank of America on each shipment invoice within [*]* days after receipt of full shipment and completed reconciliation of receipt. Payment shall be made only for Parts actually received and listed on Appendix 1.

a)
Vance Baldwin will assume the financial liability for any invoices for open orders which Philips has placed for the purpose of supplying Buyers, that are not yet received on the Effective Date, but in transit from the vendors all of which are listed in Appendix 5.

2.4 Vance Baldwin continued Parts support management

a)
Vance Baldwin recognizes that Philips will continue to incur staff expense to support the parts business (supplier relation management) and also recognizes that a portion of that labor expense is in support of Vance Baldwin Electronics. Vance Baldwin will reimburse Philips [*]*% of the salary and related benefits of the primary parts support leaders that remain on Philips payroll for up to [*]* Philips employees. This reimbursement will take place on a monthly basis based on statements of such costs presented to Vance Baldwin by Philips.

Initial Philips___ET___ Initial Vance Baldwin___RC___

b)
Vance Baldwin will continue to buy complete flat panel products with broken or defective panels from Philips when at Philips’ request and when made available based on agreed price as listed in Appendix 3.

c)
In case of free of charge defective Part repairs or replacements by the Supplier when within the supplier’s warranty conditions, Vance Baldwin agrees, to pay Philips [*]*% of the then current standard cost of the repaired or replaced Part. Vance Baldwin will report free of charge Part sales monthly as formatted in Appendix 15. Payment will be initiated through Philips invoice.

d)
Vance Baldwin agrees to pay Philips a percentage of the consumer exchange product value, based on Philips’ then current factory price (“MLO”), in case of product exchanges due to (i) Parts on backorder, and (ii) Parts no longer available (“NLA”). The payment percentage is linked to the improvement results as agreed in the monthly business review meeting (“BRM”) and specified in Appendix 14. Payment will be initiated through Philips invoice.

2.5 The Parts are sold “AS IS WHERE IS” without any warranty, express, implied or otherwise, except as explicitly provided in this Agreement.

THE IMPLIED WARRANTIES OF NON INFRINGEMENT, FITNESS FOR A PARTICULAR PURPOSE OR MERCHANTABILITY ARE SPECIFICALLY DISCLAIMED BY PHILIPS.

3. REPRESENTATIONS

3.1 Vance Baldwin represents and warrants that:

a)
it is regularly engaged in the business of purchasing and reselling material similar to the Parts, which are the subject of this Agreement, and has the requisite experience, facilities and qualified personnel to perform its obligations under this Agreement.

b)	it will fulfill its obligations hereunder in compliance with all applicable laws, and with all terms and conditions of this Agreement.

c)	it has obtained and shall maintain in effect, at all times during the term of this Agreement, all permits and licenses required, if any, for performance of its obligations under this Agreement.

d)
it shall continue to provide Parts and return possibilities to the Buyers with at least a service level comparable with Philips service levels to Buyers as defined in key performance indicators (“KPI’s”) in Appendix 16 and further, upon similar or reasonable commercial terms.

3.2 Philips represents and warrants that:

a)
it has valid title to the initial on hand inventory of Parts and any other parts transferred from Philips to Vance Baldwin, that the Parts are free from any encumbrances such warranties excluding the implied warranties of merchantability fitness for a particular purpose and non infringement.

Initial Philips___ET___ Initial Vance Baldwin___RC___

b)
it will use all reasonable efforts to ensure continuity of supply from Philips suppliers to Vance Baldwin. Vance Baldwin also has the right to source any item though a vendor of their choosing as long as the item meets Philips specifications and quality.

c)
it shall send a vendor change file to Buyers to permit Buyers to change the source information to facilitate Buyers ordering directly from Vance Baldwin. Philips will transfer its Service Business Portal domain name to Vance Baldwin to refer any Buyer for Philips Parts to Vance Baldwin and will perform any reasonable task to otherwise promote the availability of the Parts from Vance Baldwin. Philips shall exclusively refer Buyers to Vance Baldwin for Parts in North America.

d)
Philips hereby appoints Vance Baldwin as their preferred authorized OEM distributor for digital electronics spare parts for Philips products in North America generally applicable to design year ending in 2008.. Vance Baldwin shall be entitled to hold itself out as, and promote itself, as such preferred authorized distributor.

4.	OBLIGATIONS

4.1	Vance Baldwin is obligated to:

a)	own Parts inventory and assume full obsolescence risk and management after the initial purchase of Philips inventory and inventory currently on order with vendor.

b)	manage and resolve account payable balances with all suppliers with full financial ownership.

c)	plan and order Parts during the initial, replenishment and EOL phase of Philips products.

d)	actively seek alternative sources when Parts are NLA from current suppliers.

e)	provide and package all Parts according to Philips specifications.

f)	manage and resolve account receivable balances with all Buyers with full financial ownership.

g)	ship Parts internationally. Shipping charges are allowable to all international customers except Canada and US territories.

h)	maintain a similar web Parts look up and order capabilities for Buyers as currently provided by Philips. Similar order referrals for analog parts to Andrews will be maintained by Vance Baldwin.

i)	collect and upload Parts sales data to Philips designated database from ServicePower daily.

j)	report new and changed Part pricing when available to Philips designated database from ServicePower.

Initial Philips___ET___ Initial Vance Baldwin___RC___

k)	make prepaid return labels available for all designated core Parts to support new and defective core returns.

l)	report core Part returns which are showing signs of customer induced damage, no fault found, missing components and uploads results to Philips designated database daily.

m)	own and manage defective Parts repair process.

n)	sell Parts to Philips authorized call center for consumer drop ship and to Philips authorized depot at master distributor discount.

o)
acknowledge that suggested maximum Parts prices for Buyers are set forth on in Appendix 1 and as outlined in the suggested pricing table from Appendix 11, provided however that Vance Baldwin is free to set its own selling prices.

p)
chair the monthly BRM where Vance Baldwin will present performance and KPI’s and will show an in-depth analysis and plan for improvements where necessary. The topics of discussion during the monthly BRM are outlines in Appendix 17.

q)
provide reports to Philips on Parts order book, past due orders and supplier delivery performance, Parts backorder, Parts inventory and Parts supply performance to Buyers on an agreed to timing as defined in Appendix 15.

4.2	Philips is obligated to:

a)	provide current Part service bills of materials (“SBOMs”), as listed in Appendix 6, Part substitutions, as listed in Appendix 7 and Parts suppliers, as listed in Appendix 8.

b)	provide supplier contact and order terms and conditions for all Parts, as listed in Appendix 9 and the warranty repair agreements, as listed in Appendix 10.

c)	provide Philips agreed supplier Parts cost, and vendor location updates when available as stored in lightning stroke database (“LSDB”).

d)
provide suggested maximum Part authorized ASC price in Appendix 1 and Buyer discounts as listed in Appendix 11 and will determine on maximum Parts reimbursement with authorized service centers (“ASCs”).

e)	provide initial and last time buy (“LTB") notices for the Philips Parts.

f)	provide suggested new and defective Part return terms and conditions as listed in Appendix 12.

g)	provide packaging spec’s for panel Parts as listed in Appendix 13.

h)	Sell broken panel complete products to Vance Baldwin when available and when requested.

Initial Philips___ET___ Initial Vance Baldwin___RC___

i)	Provide service manuals for all Philips products which these Parts support.

5. CONFIDENTIALITY

5.1 Vance Baldwin and Philips agree to execute, as part of this Agreement, a Nondisclosure Agreement for the reciprocal protection of confidential information. Notwithstanding any provision to the contrary contained in the Nondisclosure Agreement, the Nondisclosure Agreement shall be in full force and effect during the term of this Agreement and any renewals thereof. Said Nondisclosure agreement shall be attached hereto as Appendix 18.

6. SHIPPING; INSPECTION

6,1 The initial inventory of Parts that Vance Baldwin will purchase from Philips shall be shipped FOB destination, freight prepaid.

6.2 Upon receipt of Parts, Vance Baldwin shall, within thirty business days, inspect the Part to verify Philips’ representations and to verify weights and quantities.

6.3 With respect to Vance Baldwin’s right of inspection and rejection, Vance Baldwin shall, within thirty business days of receipt of Parts, notify Philips of any variances with respect to the weights and/or quantities or any matters pertaining to Philips’ representations concerning the Parts. Vance Baldwin shall advise Philips within said thirty day period of any Parts rejected. Thereafter, all Parts shall be deemed accepted by Vance Baldwin Electronics.

7. TITLE; RISK OF LOSS

Title and risk of loss to the Parts shall pass to Vance Baldwin upon delivery at the FOB destination point.

8. LIMITATION OF LIABILITY

THE PARTIES UNDERSTAND AND AGREE THAT, NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, NEITHER PARTY SHALL, UNDER ANY CIRCUMSTANCES, BE LIABLE TO THE OTHER PARTY FOR CONSEQUENTIAL, INCIDENTAL, INDIRECT, SPECIAL OR PUNITIVE DAMAGES, INCLUDING BUT NOT LIMITED TO LOST PROFITS, EVEN IF SUCH PARTY HAS BEEN APPRISED OF THE LIKELIHOOD OF SUCH DAMAGES OCCURRING OR IF SUCH DAMAGES COULD HAVE BEEN REASONABLY FORESEEN. PHILIPS’ LIABILITY ON ANY CLAIM OF ANY KIND FOR ANY DAMAGE OR LOSS ARISING OUT OF, RESULTING FROM, OR CONCERNING ANY ASPECT OF THIS AGREEMENT OR FROM PROVIDED PRODUCTS FURNISHED HEREUNDER, WILL NOT EXCEED THE VALUE OF THE PRODUCTS SOLD BY PHILIPS PURSUANT TO THE TERMS HEREOF.

9. RELATIONSHIP OF PARTIES
Notwithstanding anything to the contrary contained in this Agreement, nothing herein shall be construed or deemed to create any of the following relationships between the Parties: (a) principal and agent; (b) employer and employee; (c) joint venture; (d) partnership; or (e) franchiser and franchisee.

Initial Philips___ET___ Initial Vance Baldwin___RC___

10. ENTIRE AGREEMENT

10.1 This Agreement consists of this document, as well as any previously or concurrently executed confidentiality and/or nondisclosure agreement(s) between the Parties, which confidentiality and/or nondisclosure agreements continue in full force and effect and are hereby incorporated by reference into this Agreement. As thus defined, this Agreement sets forth the entire understanding of the Parties regarding the subject matter hereof and supersedes all prior agreements and understandings relating to the subject matter hereof.

10.2 Any Purchase Orders placed by either Party under this Agreement shall be governed only by the terms and conditions of this Agreement, notwithstanding any preprinted terms and conditions on any such Purchase Order placed or on any other preprinted form utilized.

10.3 This Agreement, as now constituted or as it may subsequently have been modified, may not be modified except in a writing signed by both of the Parties.

11. SEVERABILITY
If any provision, or portion of a provision, of this Agreement is held by a court of competent jurisdiction to be unenforceable because it is invalid or in conflict with any law of any relevant jurisdiction, the validity of the remaining provisions, or remaining portion(s) of the affected provision(s), shall not be affected, and the rights and obligations of the Parties shall be construed and enforced to the fullest extent as if the Agreement did not contain the particular provision(s) or portion of provision(s) held to be unenforceable.

12. WAIVER

12.1 No waiver of any right(s) or obligation(s) under this Agreement shall be effective unless in writing signed by both Parties.

12.2 No waiver of any default or breach under this Agreement, whether intentional or not, shall be deemed to extend to any prior or subsequent default or breach under this Agreement or affect any rights arising by virtue of any prior or subsequent such occurrence.

13. SUCCESSORS & ASSIGNS

13.1 This Agreement, and the respective rights and obligations of the Parties, shall survive any transfer of ownership and any changes in name by either Party.

13.2 Neither Party shall assign this Agreement except for transfer of substantially all of the assets of that Party or for a change solely in name of the Party.
14. FORCE MAJEURE

Neither Party shall be liable or deemed to be in default for any delay or failure in performance under this Agreement or interruption of service resulting directly or indirectly by reason of, without limitation, the following: fire, flood, earthquake, explosion or other casualty, strikes or labor disputes, disruptions of telecommunications systems, inability to obtain supplies or power, war or other violence, any law, regulation, ordinance, or other requirement of any government agency, acts of God, or any other act or condition beyond the reasonable control of that Party; provided that the affected Party resumes performance when reasonably able to do so.

Initial Philips___ET___ Initial Vance Baldwin___RC___

15. THIRD-PARTY BENEFICIARIES

No provision of this Agreement is intended, nor will be interpreted, to provide or to create any third party beneficiary right or any other rights of any kind in any client, customer, affiliate, stockholder, employee, party, purchaser, distributor or any other person or entity whatsoever.

16. NOTICES

Any notices hereunder shall be given in writing at the address of each Party set forth in the initial paragraph of this Agreement, or to such other address as either Party may substitute by written notice to the other. Notice shall be deemed served when delivered or, if delivery is not accomplished by reason of some fault of the addressee, when tendered.

Vance Baldwin	Philips
Attn: Robert Coolidge	Attn: Consumer Care Manager
President	Consumer Lifestyle
Vance Baldwin	Philips Electronics NA Corporation
7060 State Road 84, #12	1600 Summer Street
Ft Lauderdale, FL 33317	Stamford, CT 06905

Attn: Steven Miller
Chief Operating Officer
Encompass Group
1655 Lakes Parkway
Lawrenceville, GA 30043

17. COMPLIANCE WITH LAWS

17.1 Each Party shall comply with all applicable national, state and local laws and regulations including but not limited to laws and regulations governing the manufacture, processing, distribution, transportation, labeling, handling, discharge, treatment, disposal, recycling, reclamation, use or other activity relating to the Parts, as for which each Party is responsible due to the exercise of full control.

17.2 The Parts may require a valid export license issued by the U.S. Department of Commerce prior to the export of such from the United States. As a condition of sale, Vance Baldwin will abide by all U.S. Export Administration regulations, including compliance requirements to obtain a valid export license whenever applicable.

18. GOVERNING LAW

This Agreement shall be governed by and construed under, and any dispute hereunder shall be resolved in accordance with, the laws of the State of NY, without regard for its conflicts of laws provisions. Any action against either Party under this Agreement or arising from activities provided hereunder must be brought within one year after the cause of action accrues and shall be brought in the courts of the State of NY.

Initial Philips___ET___ Initial Vance Baldwin___RC___

19. SURVIVING OBLIGATIONS

The Parties understand and acknowledge that their responsibilities and obligations regarding confidentiality and confidential information, as well as those other obligations which by their nature would survive termination of contract, shall survive the termination of this Agreement for a period of two years.

20. BINDING DOCUMENTS

20.1 If this Agreement is executed in multiple counterparts, the Parties agree that any of such executed counterparts constitutes a valid and binding contract and that, collectively, such counterparts constitute one and the same contract.

20.2 Any signed copy of this Agreement via facsimile or other process that accurately transmits the original document shall be considered an original document.

21. APPENDICES

1.	Parts inventory (Part number, quantity, ump code, subclass code. date of birth, standard cost, EOL indicator, past 12 months demand, extended cost)
1.1.	Mechanicsburg inventory
1.2.	Ozark available inventory
2.	Panel crate (Crate size, discount, quantity, extended cost)
3.	Broken products list (model, quantity, price, discount, extended cost)
4.	Defective product at PTS (Part number, quantity)
5.	Open orders for Buyers needs (purchase order number, Part number, quantity, supplier, order date, expected receipt date, standard cost, purchase order price)
6.	Service bill of material (“SBOM”) - (model number, serial number, location code, Part number, description).
7.	Parts substitution list (Part number, substitution Part number , hard/soft sub criteria)
8.	Part suppliers (Part number, supplier funloc, supplier part number)
9.	Supplier contracts terms and conditions
10.	Supplier warranty conditions
11.	Suggested Parts price matrix and discount table, Buyer list and discount code
12.	New and defective Part return process
13.	Packaging specifications
14.	Vance Baldwin obligation for Part shortage
15.	Reporting formats
16.	KPI’s
17.	Monthly BRM discussion topics
18.	Nondisclosure Agreement

22. TERMINATION
Philips may terminate the contract in the event that Vance Baldwin breach of this agreement and such breach, if curable, has not been cured within 30 days of notice from Philips. Further, Philips may terminate this Agreement for convenience when its business strategy requires by providing Vance Baldwin with 60 days written notice, provided, however, that Philips pay to Vance Baldwin an amount equal to (I) the remaining rent obligation under the warehouse lease Vance Baldwin entered into in connection with its obligations under this Agreement, and (ii) other costs such as utilities, taxes, maintenance for the duration of the warehouse lease, a 30 months lease commencing in July 2008 with a maximum of $17,500 per remaining month.

Initial Philips___ET___ Initial Vance Baldwin___RC___

In the event of termination as set forth above, Philips will purchase all remaining inventory from Vance Baldwin at its standard cost plus [*]*% during the first 60 days after the initial transfer of inventory and thereafter, standard cost plus [*]*% provided that Vance Baldwin packages parts properly to prevent damage during shipment and transfers all sales history and SBOMs. Philips will pay for transportation cost. The parties will mutual agree on an exit strategy.

23. NONSOLICITATION
For a period of twelve (12) months following the Effective Date, Vance Baldwin agrees to use its reasonable endeavors to insure that it and its parent and affiliates will not solicit the services of any Philips employees without Philips prior consent. Notwithstanding the foregoing, this Section 22 shall not prevent Vance Baldwin from (i) employing any person who contacts Vance Baldwin on his or her own initiative without solicitation by Vance Baldwin and (ii) making general searches for employees by use of advertisements or the media which are not directly targeted at the Philips employees and from employing any such persons as a result of such searches.

IN WITNESS WHEREOF, the Parties have executed this Agreement by their duly authorized representatives on the dates set forth below:

Philips Consumer Lifestyle		Vance Baldwin, Inc.

By:	/s/ Adam Sherry by Erin Thomas	By:	/s/ Robert Coolidge
Name: Adam Sherry,		Name: Robert Coolidge,
Title: Vice President Consumer Care		Title: President

Philips Consumer Lifestyle		Encompass Group Affiliates, Inc.

By:	/s/ Toon Clerckx	By:	/s/ Steven J. Miller
Name: Toon Clerckx		Name: Steven J. Miller,
Title: Senior Vice President & CFO		Title: Chief Operating Officer

Initial Philips___ET___ Initial Vance Baldwin___RC___

APPENDIX 1

Parts inventory (Part number, quantity, ump code, subclass code. date of birth, standard cost, EOL indicator, past 12 months demand, extended cost)

•	Mechanicsburg inventory

•	Ozark available inventory

UMP 10: EOL, No supply source
UMP 38: NLA

Initial Philips___ET___ Initial Vance Baldwin___RC___

APPENDIX 2

Panel crate (Crate size, discount, quantity, extended cost)

•	Existing crates sold at [*]*% of cost: LCD/PDP crates
–	42” crates = $[*]* per piece
–	50” crates = $[*]*,- per piece
–	63” crates = ${*}*,- per piece

•	New crates sold at [*]*% of cost
–	42” carets = $[*]*,- per piece
–	50” crates = $[*]*,- per piece
–	63” crates = $[*]*,- per piece

Initial Philips___ET___ Initial Vance Baldwin___RC___

APPENDIX 3

Broken products list (model, quantity, price, discount, extended cost)

•	Scrap product sales - qty*MLO*x%
–	2k8 product range / current year: MLO*[*]*%
–	2k7 product range / last year: MLO*[*]*%
–	2k6 product range / 2 years old: MLO*[*]*%
–	Etc… with [*]*% decrements

Initial Philips___ET___ Initial Vance Baldwin___RC___

APPENDIX 4

Defective product at PTS (Part number, quantity)

Initial Philips___ET___ Initial Vance Baldwin___RC___

APPENDIX 5

Open orders for Buyers needs (purchase order number, Part number, quantity, supplier, order date, expected receipt date, standard cost, purchase order price)

Initial Philips___ET___ Initial Vance Baldwin___RC___

APPENDIX 6

Service bill of material (“SBOM”) – (model number, serial number, location code, Part number, description).

Initial Philips___ET___ Initial Vance Baldwin___RC___

APPENDIX 7

Parts substitution list (Part number, substitution Part number , hard/soft sub criteria)

Initial Philips___ET___ Initial Vance Baldwin___RC___

APPENDIX 8

Part suppliers (Part number, supplier funloc, supplier part number)

Initial Philips___ET___ Initial Vance Baldwin___RC___

APPENDIX 9

Supplier contacts terms and conditions

Initial Philips___ET___ Initial Vance Baldwin___RC___

APPENDIX 10

Supplier warranty conditions

Initial Philips___ET___ Initial Vance Baldwin___RC___

APPENDIX 11

Suggested Parts price matrix and discount table, Buyer list and discount code

Suggested Parts sales price matrix

[Cost x]		Remotes	<100$ ASC price	>100$	Panels	Philips Price codes
ASC pricing	$	[*}* flat rate	X[*]*	X[*]*	X[*]*	L
$1 minimum price

Discount table
[ASC price x]		Remotes	<100$	>100$	Panels	Philips Price codes
Master distributor		X[*]*	X[*]*	X[*]*	X[*]*	I, T
Distributor		X[*]*	X[*]*	X[*]*	X[*]*	C, K, M
Non auth ASC		X[*]*	X[*]*	X[*]*	X[*]*	B, F
List price		X[*]*	X[*]*	X[*]*	X[*]*	A

Buyers name – price code list:

Initial Philips___ET___ Initial Vance Baldwin___RC___

APPENDIX 12

New and defective Part return process

PHILIPS
		New*	(Restock)	Defective**	DUD***
Consumer		30 days	15%	90 days	90 days
ASC		30 days 31 -90 days	0 15%	90 days	90 days
ASC Select + Aaron’s		60 days 61 -90 days 91 - 120 days	0 15 † %	90 days	90 days
Master Distributor		30 days	15%	120 days	120 days
	National Parts Fidelitone	30 days	15%	120 days	120 days
ASD	Circuit City Rent-A-Center	30 days 31 -90 days	0 15%	90 days	90 days

*	Only new returns have restocking fees. Fees will be waived if:
	1)	Wrong part was shipped
	2)	Wrong part was given by Tech Support
**	All defective returns must have a reorder
***	All parts with a DUD value are shipped with a prepaid return label
†	Note: Approval required

CONFIDENTIAL	April 11, 2008

Initial Philips___ET___ Initial Vance Baldwin___RC___

APPENDIX 13

Packaging specifications

Initial Philips___ET___ Initial Vance Baldwin___RC___

APPENDIX 14

Vance Baldwin obligation for part shortages

Vance Baldwin agrees to pay Philips a, percentage as set forth below, of the consumer exchange product value, based on Philips’ then current factory price (“MLO”), in case of (i) product exchanges due to Parts on backorder or (ii) Parts no longer available (“NLA”). The payment percentage is linked to the improvement results from the monthly business review meeting (“BRM”) and specified below. Payment will be initiated through Philips invoice.

In case the repair is not cost effective due to unreasonable Parts sales pricing by Vance Baldwin, Philips will have opportunity to buy this Parts from Vance Baldwin at the current book value of Vance Baldwin.

The percentage of the MLO Vance Baldwin will pay to Philips is:

a.
[*]*% - Vance Baldwin agrees to pay Philips [*]*% of consumer product exchange value in case a Part is end of life (“EOL”), NLA or with no supply source at moment of transfer as highlighted in Appendix 1, or when Parts availability is outside of the control of Vance Baldwin like no EOL notice given by Philips, or supplier or parts not made available by supplier after proven multiple (4) escalations by phone and email to supplier and on time escalation to Philips of supplier performance issues.

b.
[*]*% - The first 30 days after issues arise and presented in monthly BRM. Vance Baldwin is obligated to present a detailed analysis and a corrective action plan in order to solve the products exchanges before the end of the month. If the issue is related to Philips, the issue will be taken under point a).

c.	[*]*% - Days 31-60 after issue was raised and presented during BRM and corrective action did not resolve issue.

d.	[*]*% - Days 61-90 after issue was raised and presented during BRM and corrective action did not resolve issue.

e.	[*]*% - Days 91-120 after issue was raised and presented during BRM and corrective action did not resolve issue..

f.	[*]*% - Days 121 and onwards after issue was raised and presented during BRM and corrective action did not resolve issue.

Initial Philips___ET___ Initial Vance Baldwin___RC___

APPENDIX 15

Reporting formats

a). Free of charge part receipts & sales
Monthly

Purch Doc Number	Description	Philips P/N	Vendor Name	Vendor Material Number	Rec Qty	Delivery date	LSDB price (at date of receipt)	PO Ext value	Philips invoice value (50% of PO Ext value)

b). Consumer Product exchange
Weekly
Philips P/N	Description	Vendor Name	Vendor Material Number	Code (NLA, EOL, NoSource)	Standard Cost	On Hand Qty	Back Order Pos	Back order pcs	Extended cost	Date of Birth
List at moment of transfer: NLA (no stock), EOL/No source - with stock until stock is depleated.
310432842631	CBA SERV S	Juarez		EOL	198.31	1	251	469	93007.39	2005
List updates by VB: EOL miss due to no Philips announcement

List updates VB: Temp issue list on supplier performance after escalation
310432842631	CBA SERV S

 c). Order book
Open orders: Weekly
Purch Doc Number	Description	Philips P/N	Vendor Name	Vendor Material Number	PO Type	Order Qty	Rec Qty	PO Qty Open	% Complete	Order Date	continue..
7801061717	INVERTER	99651000804	LG Philips	6632L-045	NEW	20	0	20	0%	2007-09-18
					REP
					WAR

Ship Date	Delivery Due Date	PO value	Est Stock Avail Date	Days Past Due	B/O Pcs	3-Month demand history	6-Month demand history	12-Month demand history	Date Of Birth	Vendor confirmated delivery date	In Transit (Y/N)
2007-10-02	2007-10-10	$ 258.40	0	159	0	0	0	0	2007-08-29

NEW – New buy orders
REP – Repair orders with no warranty
WAR – Repair orders with warranty

Closed orders: monthly

Purch Doc Number	Description	Philips P/N	Vendor Name	Vendor Material Number	PO Type	Order Qty	Rec Qty	PO Qty Open	% Complete	Order Date	Receipt Date
NEW
REP
WAR

Initial Philips___ET___ Initial Vance Baldwin___RC___

d). Supplier performance and past due orders
Monthly

On Time Performance
TARGET	95%	Oct ’07	Nov ’07	Dec ’07	Jan ’08	Feb ’08	Mar ’08	Etc..
LG PHILIPS LCD CO LTD		100%	100%	100%	63%	76%	87%

Past Due Occurrences
TARGET	0	Oct ’07	Nov ’07	Dec ’07	Jan ’08	Feb ’08	Mar ’08
LG PHILIPS LCD CO LTD		0	1	8	6	4	3

e). Parts backorders
Weekly

Philips P/N	Description	Vendor Name	Vendor Material Number	Standard Cost	On Hand Qty	Extended cost	Back order POs total	Back order POs >30 days	Back order pcs total	Back order pcs	Date of Birth
310432842631	CBA SERVS			198.31	1	93007.39	251	25	469	25	2005

f). Parts supply performance to Buyers
Weekly rolling month

Supply performance	Target	Actual 0807	Actual 0907	Actual 1007	Actual 1107	Actual 1207	Actual 0108	Actual 0208	Notes
Parts Order Fill Percentage (within 1 day of receipt)	89%	91%	90%	89%	87%	88%	87%	89%
Parts Order Fill Percentage (10 days after receipt)	96%	99%	98%	97%	95%	96%	95%	97%
Turnaround Time Performance (Receipt of Order to Shipment within 1 business day)	99%	99%	99%	99%	99%	99%	100%	100%

g). Inventory
Weekly
Philips P/N	Description	Vendor Name	Vendor Material Number	On Hand Qty	LSDB price	Standard Cost	Base price	Date of birth	Ext cost	UMP code (NLA, EOL, no source)	Substitution part	12 Months demand: Apr	Mar	Feb … etc

Initial Philips___ET___ Initial Vance Baldwin___RC___

APPENDIX 16

KPI’s

KPI’s	Target	Month	Notes
Delivery: Parts Order Fill Percentage (within 1 day of receipt)	>=89%
Delivery: Parts Order Fill Percentage (10 days after receipt)	>=96%
Performance (Receipt of Order to Shipment within 1 business day)	>=99%
Inventory risk: Back-orders total	<=2000 PCS
Inventory risk: Back-orders> 30 days	<=200 PCS
Supply: Order past dues	0
Supply: On time performance	>=95%

Initial Philips___ET___ Initial Vance Baldwin___RC___

APPENDIX 17

Monthly BRM discussion topics

KPI performance
Improvement plan

Inventory level
Order book
Supplier performance

Free of charge Part receipts
Discretionary account status
Obsolescence accrual

Initial Philips___ET___ Initial Vance Baldwin___RC___

APPENDIX 18

Nondisclosure Agreement

Initial Philips___ET___ Initial Vance Baldwin___RC___